UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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[_]	Soliciting Material Pursuant to §240.14a-12

Parametric Sound Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-6 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

The following press release was issued by Parametric Sound Corporation (Parametric) on December 3, 2013, related to the Agreement and Plan of Merger dated August 5, 2013, among Parametric, VTB Holdings, Inc. (Turtle Beach) and Paris Acquisition Corp.

Parametric Sound Announces Special Meeting of Stockholders to Consider

Proposed Merger with Turtle Beach

Webcast Presentation Scheduled Today at 4:30 p.m. ET

SAN DIEGO, California, December 3, 2013 – Parametric Sound Corporation (NASDAQ: PAMT), a leading innovator of audio technology and solutions, announced today the filing of the definitive proxy statement with the SEC for the special meeting of its stockholders to be held on Friday, December 27, 2013. At the special meeting stockholders will consider and vote on certain matters in connection with the proposed merger of Parametric and Turtle Beach pursuant to the Agreement and Plan of Merger dated August 5, 2013 (referred to as the merger agreement).

The Company previously fixed the close of business on November 11, 2013 as the record date for the purpose of determining the stockholders who are entitled to notice of, and to vote at, the special meeting. The special meeting will be held on December 27, 2013 at 1:00 p.m., Pacific Time, at Hampton Inn & Suites, 14068 Stowe Drive, Poway, California. The special meeting is being convened to vote on, among other things, a proposal to approve the issuance of shares pursuant to the merger and corresponding change of control of Parametric, which proposal is referred to as the merger proposal. Stockholders are encouraged to read the definitive proxy statement in its entirety as it provides, among other things, a detailed discussion of the proposed merger, the merger agreement, conditions of the merger, interests of Parametric officers and directors and the process that led to the proposed merger.

In addition to the approval of stockholders, the completion of the merger is subject to NASDAQ approval and other customary closing conditions.

The definitive proxy statement has been filed with the SEC and is available by link from the Company’s website (http://www.parametricsound.com/investors.php) and is expected to be mailed to stockholders of record commencing this week. The Company encourages all stockholders to vote their shares promptly by phone, Internet or by mailing their proxy card. Stockholders who need assistance in voting their shares or who have questions regarding the special meeting may contact Morrow & Co. LLC toll free at (800) 279-6413.

Parametric and Turtle Beach expect to close the merger as soon as practicable following receipt of approval of the proposed merger by Parametric stockholders at the special meeting.

Joint Presentation Webcast

The Company also announced that a joint presentation webcast discussing recent information regarding the pending merger and the companies will be held today at 4:30 p.m. Eastern Time, Tuesday, December 3, 2013. The presentation will be led by Ken Potashner, Executive Chairman of Parametric Sound and Juergen Stark, CEO of Turtle Beach. A live and archived webcast of the presentation may be accessed at the Company's website: www.parametricsound.com/presentations.php or at the following link: http://www.media-server.com/m/p/qsm9xgtb. Stockholders and interested parties may also access the presentation by dialing (877) 303-9855 and referring to Conference ID: 19875773. It is suggested that you dial in approximately 10 minutes prior to the scheduled start time to ensure access.

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About the Proposed Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Parametric’s wholly-owned subsidiary will merge with and into Turtle Beach resulting in Turtle Beach becoming a wholly-owned subsidiary. The Company believes that the resultant company will be positioned as an audio technology innovator with established brands and global retail relationships for pursuing growth opportunities from new audio technologies.

The merger will have no effect on the number of shares of common stock held by Parametric stockholders as of immediately prior to the completion of the merger. At the effective time of the merger, the Company will issue shares of common stock to the former Turtle Beach stockholders which, together with options to purchase shares of Turtle Beach common stock that will be converted into options to purchase shares of Parametric common stock, will represent approximately 80% of Parametric common stock on a fully-diluted basis after the merger.

Although the Company will be the legal acquirer, the merger will be accounted for as a “reverse acquisition” pursuant to which Turtle Beach will be considered the acquiring entity for accounting purposes. As such, Turtle Beach will allocate the total purchase consideration to Parametric’s tangible and identifiable intangible assets and liabilities based on their respective fair values at the date of completion of the merger. Turtle Beach’s historical results of operations will replace Parametric’s historical results of operations for all periods prior to the merger. After merger completion, the results of operations of the combined companies will be included in consolidated financial statements.

About Parametric Sound Corporation

Parametric Sound Corporation is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. The Company is targeting its technology for new uses in consumer markets including computers, video gaming, televisions, home audio and health care. For more information, visit www.parametricsound.com.

About Turtle Beach

Turtle Beach designs and markets premium audio peripherals for video game, personal computer, and mobile platforms, including its acclaimed line of Ear Force gaming headphones and headsets crafted for PC and Mac, Nintendo, PlayStation and Xbox game consoles, including the next-generation Xbox One. According to the NPD Group, Turtle Beach manufactures the top five best-selling third-party gaming headsets of all time when ranked in dollar sales. The Ear Force X12 wired headset is the No. 1 best-selling third-party gaming headset of all time. Turtle Beach is the official audio provider for Major League Gaming, the world's largest eSports league, and Twitch, the world’s leading video platform and community for gamers. Turtle Beach, headquartered in Valhalla, New York, is majority owned by the Stripes Group, an entrepreneurial growth equity fund based in New York City, and is a brand of Voyetra Turtle Beach, Inc., which has been at the forefront of music and audio technology for more than three decades and is recognized as a pioneer of today’s PC audio industry. Turtle Beach and Ear Force are registered trademarks of Voyetra Turtle Beach, Inc. All other trademarks are property of their respective holders and are hereby acknowledged. For more information, visit www.turtlebeach.com.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that expectations are based upon reasonable assumptions, there can be no assurances that goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Particular uncertainties and risks include, among others, the failure of the Parametric stockholders to approve the merger, the failure of NASDAQ to authorize the continued listing of Parametric’s shares following the merger; the risk that Turtle Beach’s operating results at closing will be lower than currently anticipated or the failure of either party to meet other conditions to the closing of the merger; delays in completing the merger and the risk that the merger may not be completed at all; the failure to realize the anticipated benefits from the merger or delay in realization thereof; the businesses of Parametric and Turtle Beach may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the merger, including adverse effects on employee retention and on business relationships with third parties; general business and economic conditions; the combined company´s possible need for and ability to obtain additional financing; the difficulty of developing audio products, obtaining any required approvals and achieving market acceptance; the marketing success of Parametric’s and the combined company´s licensees or sub licensees, if any. More detailed information on these and additional factors that could affect Parametric’s actual results are described in Parametric’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. All forward-looking statements in this news release speak only as of the date of this news release and are based on Parametric’s current beliefs and expectations. Parametric undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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Important Additional Information for Investors and Stockholders

This material is not a substitute for the definitive proxy statement that Parametric filed with the SEC on December 3, 2013 related to the proposed merger. Investors and security holders are urged to read the definitive proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement is in the process of being sent to the stockholders of Parametric. Investors and security holders may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150, Extension 509. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parametricsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in the definitive proxy statement related to the proposed merger, which was filed with the SEC on December 3, 2013. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement (including any amendments or supplements).

PARAMETRIC SOUND CONTACT:

Tracy Neumann

888-HSS-2150, Ext. 509

tneumann@parametricsound.com

INVESTOR RELATIONS CONTACT:

Dave Mossberg

Three Part Advisors, LLC

(817) 310-0051

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